Exhibit 10.8

THIS AGREEMENT made as of the 1st day of April, 2004

BETWEEN

Validian Corporation

Having a place of business at

30 Metcalfe St. Suite 620

Ottawa Canada K1P 5L4

(hereinafter referred to as “the Company")

- and -

Andre Maisonneuve

residing at

504-1500 Riverside Drive

Ottawa, Ontario  K1G 4J4

(hereinafter referred to as the "Executive")

WHEREAS:

The Executive has agreed to accept the position of Chief Executive Officer, and the Company desires to engage the Executive in this capacity on the terms and conditions hereinafter set forth which the Executive hereby agrees to.

THIS AGREEMENT witnesses that the parties have agreed that the terms and conditions of the relationship shall be as follows:

1.

Duties

(1)

The Company shall confirm the Executive’s appointment as Chief Executive Officer, reporting to the Board of Directors.  The Executive shall undertake those duties and tasks associated with the said position, as assigned and approved by the Company.  The parties acknowledge that there is no defined job description associated with the said position, and the parties agree that the Company shall retain the ability to change the duties and tasks associated with the said position, as dictated by the Company’s operational and/or business requirements.

(2)

The Executive agrees that he will at all times faithfully, industriously, and to the best of his skill, ability, experience and talents, perform all of the duties required in the position of Chief Executive Officer, and that he will not engage in any activities that will conflict with the Executive’s performance of such duties.

2.

Term and Service

The appointment shall commence on April 1, 2004, following the execution of this Agreement, and shall continue indefinitely, or until such time as the appointment is terminated in accordance with the provisions of this Agreement.

3.

Compensation

The Executive shall receive a base salary of C$135,000 per year, paid in accordance with the Company’s standard payroll practices.  The Executive shall also be eligible for an annual performance bonus, at the discretion of the Company, based upon successfully meeting the goals and objectives established by the Company.

4.

Stock Options

The Executive shall be eligible to receive additional stock options at the sole discretion of the Board of Directors of the Company.

5.

Benefits

The Executive shall be entitled to participate in the Company’s group benefits package, should he chose to do so.

6.

Vacation

The Executive shall be entitled to four (4) weeks’ paid vacation per annum, to be taken at times approved by the Company, plus all statutory holidays set out in the Employment Standards Act.  If the Executive elects not to take or take only a portion of those vacation weeks during the current calendar year, the unused weeks will automatically add to the weeks available for vacation during the following year.

7.

Termination

The parties understand and agree that this Agreement may be terminated in the following manner in the specified circumstances:

(1)

By the Company, for any reason, upon providing the Executive with notice, or a payment of base salary in lieu of notice, in an amount equal to six (6) months plus the portion of the vacation weeks not used by the Executive at the time of termination . The entitlements set out in this provision shall be deemed to be inclusive of all entitlements under the Employment Standards Act, as amended from time to time.  Regardless of whether the requirements of this provision are met by notice and/or a payment in lieu of notice, the Company shall ensure that benefit coverage is continued in accordance with the Employment Standards Act.  In the event that there are severance requirements under section 58 of the Employment Standards Act, or its successor provision, the Company shall ensure that the required portion of the entitlement set out in this provision is paid in lump-sum form.

(2)

By the Company, at any time, without notice or payment in lieu of notice, for just cause.

(3)

By the Executive, at any time, upon providing the Company with six (6) weeks’ notice.  In such circumstances, the Executive agrees to make every effort to assist the Company with transition issues during the said notice period.  This notice requirement may be waived at the discretion of the Company.

8.

Change in Control

If at any time after the date hereof:

(1)

any person, association, or entity acquires or becomes the beneficial owner of, either directly or indirectly, more than 50% of the voting shares, or

(2)

any resolution is passed or any action or proceeding is taken with respect to the liquidation, dissolution or winding-up of the Company; or

(3)

the Company amalgamates, consolidates or merges with another body corporate,

the Employee shall have the option, exercisable for 30 days following his actual knowledge of the triggering event set out in (1) to (3) above, to consider himself terminated in accordance with paragraph 7(1) above, and shall be entitled to an immediate payment in lieu of the notice requirements set out in the said paragraph, plus an additional payment equivalent to a further six (6) months’ base salary, for a total of twelve (12) months’ base salary.

9.

Privacy

The Executive hereby authorizes and expressly consents to the Company’s collecting, using and disclosing selected personal information of the Executive as required for the purposes of obtaining, maintaining, renewing and administering services including, but not limited to a full range of business insurance coverage and health, disability and/or life insurance, between the Company and the providers of these services, and to meet all regulatory disclosure requirements of the Company or to provide as part of normal disclosure to the SEC by the Company.

10.

Non-Competition

(1)

For a period of one year from the effective date of termination of employment, howsoever caused, the Executive agrees that he shall not:

(a)

be directly or indirectly engaged in any company or firm who competes in the business of secure data transfer;

(b)

intentionally act in any manner that is detrimental to the relations between the Company and its dealers, distributors, VARs, IMRs, customers, employees or others; and/or,

(c)

directly or indirectly solicit any of the customers distributors, VARs, IMRs,  of the Company or be connected with any person, firm or corporation soliciting or servicing any of the customers of the Company

(2)

The Executive acknowledges that, without prejudice to any and all rights of the Company, an injunction is the only effective remedy to protect the Company’s rights and property as set out in paragraph (1).

11.

Confidential/Proprietary Information

(1)

The Executive acknowledges that as Chief Executive Officer, and in any other position to which he is appointed, the Executive will acquire information about certain matters and things which are confidential and/or proprietary to the Company, and which information is the exclusive property of the Company including:

(a)

lists of present and prospective customers, distributors, VARs, IMRs,  and information related to the types of technology employed by these customers distributors, VARs, IMRs,;

(b)

pricing and sales policies, techniques and concepts;

(c)

revenue, financial and accounting information; and,

(d)

intellectual property and trade secrets.

(2)

The Executive acknowledges that the information referred to in paragraph (1) could be used to the detriment of the Company.  Accordingly, the Executive undertakes to treat confidentially all information and agrees not to disclose same to any third party either during the term of his employment, except as may be necessary in the proper discharge of his employment under this Agreement, or after the date of termination of the Executive’s employment, however caused, except with the written permission of the President of the Company.

(3)

The Executive acknowledges that, without prejudice to any and all rights of the Company, an injunction is the only effective remedy to protect the Company’s rights and property as set out in paragraphs (1) and (2).

12.

Inventions, Discoveries & Industrial Designs

If, during the term of this Agreement or any renewal thereof, the Executive should (a) conceive or make any invention or discovery whether patentable or not; (b) become the author of any design capable of being protected as an industrial design, design patent or other design protection; (c) become the author of any work in which copyright may exist; or, (d) develop any confidential information which may be capable of being protected as a trade secret; and if such invention, discovery, industrial design, work or confidential information has been requested or has been developed as part of a request for the Company or its affiliated corporations (hereinafter collectively referred to as “the Company”), then such invention, discovery, industrial design, work or confidential information shall be the sole and exclusive property of the Company, and the Company shall enjoy a waiver of any and all moral rights in the work.  The Executive agrees that, during the term of his employment with the Company and thereafter, he shall execute on demand any applications, transfers, assignments, waivers and/or other documents as the Company may consider necessary or advisable for the purpose of giving effect to such waivers of moral rights in favour of the Company, or vesting in the Company full title to such inventions, discovery, industrial design, work or confidential information, and to assist in every way possible in the prosecution thereof.

13.

Severability

The validity or unenforceability of any provision or part of any provision of this Agreement or any covenant contained herein shall not affect the validity or enforceability of any other provision or part of any provision and any such invalid or unenforceable provision or part thereof or covenant shall be deemed to be severable.

14.

Entire Agreement

This Agreement constitutes the understanding of the parties and supersedes and replaces all oral and written representations.

15.

Modification of Agreement

This Agreement cannot be amended, modified or supplemented in any respect except by subsequent written agreement signed by both parties hereto. Any modification to this Agreement must be in writing and signed by the parties or it shall have no effect and shall be void.

16.

Headings

The headings used in this Agreement are for convenience only and are not to be construed in any way as additions to or limitations of the covenants and agreements contained in it.

17.

Governing Law

This Agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario.

18.

Independent Legal Advice

The Executive has been advised to obtain independent legal advice from his solicitors with respect to this Agreement and he acknowledges that he has done so and has received advice from his solicitors prior to executing this Agreement and that the terms and conditions of his employment are as set forth in this Agreement, and there are no other terms and conditions of that employment or representations or promises made with respect to that employment other than as set forth herein.

IN WITNESS WHEREOF the parties hereto have executed this Agreement this         day of April, 2004.

VALIDIAN CORPORATION

per:

                                                 _

Andre Maisonneuve